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                                                                     EXHIBIT 5.1

                                February 1, 2001

32231.00001


JAWZ Inc.
12 Concorde Gate, Suite 900
Toronto, Ontario M3G 3N6

         Re:      JAWZ Inc. Registration Statement on Form S-3
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Dear Gentlemen:

     We are furnishing this opinion of counsel to JAWZ Inc., a Delaware corporation (the "Company"), for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company on or about February 1, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act for resale of

(i) 12,297,158 shares of the Company's common stock, par value $.001 per share (the "Common Stock") which are owned by the stockholders (other than Strong River Investments, Inc., Bay Harbor Investments, Inc.) listed in the section of the prospectus captioned "Selling Stockholders";

(ii) 7,422,664 shares of the Company's Common Stock which may be issued upon the exercise of warrants owned by Strong River Investments, Inc. and Bay Harbor Investments, Inc., two of the selling stockholders listed in the "Selling Stockholders" section of the prospectus.

     All of the foregoing shares registered in the Company's Registration Statement are hereinafter referred to collectively as the "Shares" and all of the foregoing references to the Company's issuance of warrants shall hereinafter be referred to as the "Warrants".

     In our capacity as counsel for the Company in connection with the matters referred to above, we have examined and relied upon the originals, or certified copies of executed copies, of the following:

     (i)    Certificate of Incorporation of the Company;

     (ii)   Bylaws of the Company;

     (iii) Agreement and Plan of Merger of JAWS Technologies, Inc., a Nevada corporation, with and into JAWS Technologies, Inc., a Delaware corporation; and

     (iv) originals or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments, agreements and other documents furnished to us by the Company, as a basis for the opinions hereinafter expressed.





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     (1)      the Shares which are currently issued and outstanding have been validly issued and are fully paid and non-assessable; and

     (2) the Shares which may be issued upon exercise of the Warrants will, when issued and paid for in accordance with the Warrants described in the Registration Statement, be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters"included therein.

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                               Very truly yours,


                   /s/ Paul, Hastings, Janofsky & Walker LLP

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